SECURITY AGREEMENT

This *Security Agreement* is made on September 30, 2012, between Cotton Bay Holdings, Inc., a Delaware corporation, located at 1209 Orange Street in Wilmington, Delaware, 19801 ("Debtor"), and Global Ventures Group, LLC, a Florida limited liability company, with a mailing address of 110 North Federal Highway, Unit 807 in Fort Lauderdale, Florida 33301 ("Secured Party").

1. *Grant of Security Interest.* Debtor grants to Secured Party a continuing security interest in all equipment (including vehicles) and fixtures, wherever located, now owned or in the future acquired by Debtor, and all chattel paper evidencing any past, present, or future leasing of the equipment or fixtures; all inventory, wherever located, now owned or in the future acquired by Debtor; any and all bills of lading, warehouse receipts, and other documents of title evidencing inventory; any and all rights of stoppage in transit of inventory, and all chattel paper evidencing any past, present, or future leasing of inventory; and all letter-of-credit rights under all existing and future letters of credit securing all or part of the purchase price of inventory that has been or is in the future sold by Debtor; all accounts, contract rights, chattel paper, instruments, investment property, general intangibles, such as liquor licenses, dance licenses or any other license rights associated with Debtor's business, and letter-of-credit rights, wherever located, now owned or in the future acquired by Debtor; all deposit accounts, wherever located, now owned and in the future acquired by Debtor; all inventory and equipment purchased by Debtor through funds advanced by Secured Party; together with (i) all proceeds of the foregoing, including, without limitation, all cash, checks, drafts, accounts receivable, chattel paper, leases, and instruments received by Debtor in connection with any sale, lease, license, exchange, or other disposition of any of the foregoing and (ii) all books, records (including computer software), and documents at any time evidencing or relating to any of the foregoing or any proceeds of the foregoing. All of the foregoing properties and assets of Debtor are referred to collectively in this agreement as the "Collateral."

2. *Indebtedness Secured.* The foregoing security interest is given to secure payment and performance of ALL OBLIGATIONS AND INDEBTEDNESS OF DEBTOR NOW OR IN THE FUTURE OWING TO SECURED PARTY, including but not limited to all future advances and all obligations and indebtedness of Debtor to Secured Party under this agreement and under all other security agreements, loan agreements, pledge agreements, assignments, mortgages, guaranties, notes, leases, and other agreements, instruments, and documents that have been or are in the future signed by Debtor, and all extensions or renewals of the indebtedness and obligations. The indebtedness and obligations now owing by Debtor to Secured Party include, BUT ARE NOT NECESSARILY LIMITED TO, the obligations and indebtedness evidenced by the *Revolving Promissory Note* dated September 30, 2012. The indebtedness and obligations that are secured by this security interest are collectively called the "Indebtedness."

The Indebtedness includes all indebtedness and obligations now or in the future owing to Secured Party by any one or more of the persons signing this agreement as Debtor, regardless of whether one or more other persons signing this agreement as Debtor are not liable for such indebtedness and obligations or whether one or more persons who are not parties to this agreement are also liable for all or part of such indebtedness and obligations.

3. *Warranties, Representations, and Agreements.* Debtor warrants and represents to Secured Party and agrees as follows:

(a) Debtor is a corporation and is organized and validly existing in good standing under the laws of the State of Delaware; Debtor has full power and authority to enter into and perform its obligations under this agreement; the execution, delivery, and performance of this agreement have been duly authorized by all necessary action of Debtor's members and manager, and will not violate Debtor's articles of organization or operating agreement; and this agreement is the valid and binding obligation of Debtor, enforceable in accordance with its terms.

(b) All information that Debtor has furnished or in the future furnishes to Secured Party concerning Debtor or the Collateral, including, without limitation, all financial statements and all information concerning the condition, quality, or value of the Collateral, is and will be correct and complete.

(c) Debtor's exact legal name is set forth in the first paragraph of this Agreement.

(d) Debtor is the owner of, has rights in and/or has the power to transfer the Collateral, and none of the Collateral is subject to any lien, security interest, encumbrance, or claim in favor of any third party, and no financing statement is on file in any public office covering any of the Collateral.

(e) Debtor's address set forth on the face of this Agreement is the location of Debtor's sole place of business.

(f) Any part of the Collateral consisting of accounts and chattel paper does and will evidence bona fide sales or leases to the parties named in Debtor's books, and no defense to any account or chattel paper does or will exist.

4. *Agreements of Debtor.* Debtor agrees that

(a) Debtor will not cause or permit any lien, security interest, or encumbrance to be placed on the Collateral, except in favor of Secured Party, and Debtor will not sell, assign, or transfer any collateral or permit the Collateral to be transferred by operation of law.

(b) Debtor will maintain all records concerning the Collateral at Debtor's address appearing on the first page of this Agreement and will keep all tangible collateral

(other than any vehicle being operated in the ordinary course of business) at the present location or locations of the Collateral.

(c) Debtor will furnish Secured Party with the information regarding the Collateral that Secured Party shall from time to time request and will allow Secured Party at any reasonable time to inspect the collateral and Debtor's records regarding the collateral.

(d) Debtor will execute, file, record, or procure from third persons all subordination agreements and other documents and take all other action that Secured Party considers necessary to perfect, to continue perfection of, or to maintain first priority of Secured Party's security interest in the Collateral, and Debtor will place on the collateral and/or documents evidencing the collateral the notice of Secured Party's security interest that Secured Party from time to time requires. Actions that Secured Party may require Debtor to take under the preceding sentence include, without limitation, (i) giving Secured Party possession of the Collateral, (ii) obtaining from any third party who has possession of the Collateral an acknowledgment that the third party holds the Collateral for Secured Party, and (iii) obtaining agreements from banks, securities intermediaries, issuers of letters of credit and others, and taking all other actions requested by Secured Party, to give Secured Party control of any part of the Collateral consisting of investment property, deposit accounts, letter-of-credit rights, or electronic chattel paper.

(e) Debtor will immediately notify Secured Party in writing of any change in Debtor's name, place of business or company registrations. Debtor will not make any change in its name or its organizational structure or in the jurisdiction under the laws of which Debtor is organized without the prior written consent of Secured Party.

(f) Debtor will indemnify Secured Party with respect to all losses, damages, liabilities, and expenses (including attorney fees) incurred by Secured Party by reason of any failure of Debtor to comply with any of Debtor's obligations under this agreement or by reason of any warranty or representation made by Debtor to Secured Party in this agreement being false in any material respect.

(g) Secured Party may from time to time contact Debtor's account debtors for the purpose of verifying the existence, amount, and collectibility of and other information regarding the Collateral.

(h) Debtor will maintain all tangible collateral in good condition and repair and maintain fire and extended coverage insurance covering all tangible collateral in the amounts and against the risks that are customarily maintained by similar businesses, or as Secured Party may reasonably request. Each insurance policy will contain a standard lender's loss payable endorsement and will provide that its proceeds will be payable to Secured Party to the extent of Secured Party's interest

in the collateral and that the policy will not be canceled, and the coverage will not be reduced, without at least 10 days' prior written notice by the insurer to Secured Party and will be in form and substance satisfactory to Secured Party. Debtor will provide Secured Party with evidence of the insurance coverage. On Secured Party's request, Debtor will deliver to Secured Party all policies providing for such insurance. Debtor agrees that Secured Party may act as agent for Debtor in obtaining, adjusting, and settling such insurance and endorsing any draft evidencing proceeds of it.

(i) Debtor will pay, before they become delinquent, all taxes and assessments on the Collateral or for its use or operation, and pay and perform when due all indebtedness and obligations under all leases, land contracts, or other agreements under which Debtor has possession of any real property on which any of the collateral shall at any time be located and under any mortgage or mortgages at any time covering any such real property.

(j) The financing statements that Secured Party files to perfect its security interest in the Collateral may describe the collateral as "all assets" or "all personal property" that Debtor now owns or acquires in the future.

5. *Secured Party's Right to Perform.* If Debtor fails to perform any obligation of Debtor under this Agreement, Secured Party may, without giving notice to or obtaining the consent of Debtor, perform that obligation on behalf of Debtor. For example, this may include obtaining insurance coverage for collateral or for paying off liens on collateral. Debtor will reimburse Secured Party on demand for any expense that Secured Party incurs in performing any such obligation and will pay to Secured Party interest on it, from the date the expense was incurred by Secured Party, at an annual rate equal to the lesser of (a) 2.0 percentage above the rate of interest determined from time to time by Bank of America, N.A. as its prime interest rate, or (b) the highest rate to which Debtor could lawfully agree in writing. Secured Party is not required to perform an obligation that Debtor has failed to perform. If Secured Party does so, that will not be a waiver of Secured Party's right to declare the indebtedness immediately due and payable by reason of Debtor's failure to perform.

6. *Events of Default and Acceleration.* Any part or all of the indebtedness shall, at the option of Secured Party, become immediately due and payable without notice or demand on the occurrence of any of the following events of default:

(a) If default occurs in the payment or performance of any of the indebtedness, when and as it shall be due and payable.

(b) If default occurs in the performance of any obligation of Debtor to Secured Party under this Agreement or under any promissory note or other instrument at any time evidencing any indebtedness or under any other security agreement, loan agreement, mortgage, assignment, guaranty, or other agreement that now or later secures or relates to any indebtedness or obligation now or later owing by Debtor

to Secured Party or that secures or relates to any guaranty of any such indebtedness or obligation (the "Security Documents").

(c) If any warranty, representation, or statement made to Secured Party by Debtor or by any guarantor of all or part of the indebtedness, i.e. Cotton Bay Holdings, Inc., in this Agreement or in any security document, credit application, financial statement, or otherwise, was false in any material respect when made or furnished.

(d) If Debtor or any Guarantor dies, dissolves, becomes insolvent, or makes an assignment for the benefit of creditors.

(e) If any guaranty that now or later secures payment or performance of all or any part of the indebtedness is terminated or limited for any reason without the written consent or agreement of Secured Party.

(f) If any attachment, garnishment, levy, execution, or other legal process is at any time issued against or placed on any of the Collateral.

(g) If all or any material part of any tangible collateral is destroyed or materially damaged by fire or other casualty, whether or not there is insurance coverage for the damage or destruction.

(h) If at any time Secured Party believes that the prospect of payment or performance of any of the Indebtedness is impaired.

If a voluntary or involuntary case in bankruptcy, receivership, or insolvency is at any time commenced by or against Debtor or any Guarantor, or if any attachment, garnishment, levy, execution, or other legal process is at any time issued against or placed on any collateral, the entire indebtedness shall automatically become immediately due and payable, without notice or demand. All or part of the indebtedness also may become, or may be declared to be, immediately due and payable under the terms of any note at any time evidencing any of the indebtedness or of any loan agreement, security document, or other agreement entered into between Debtor and Secured Party.

7. *Secured Party's Rights and Remedies.* Secured Party shall have all rights and remedies of a secured party under applicable laws. Without limiting these rights and remedies:

(a) If all or any part of the indebtedness is not paid at maturity, Debtor, on demand by Secured Party, shall deliver the Collateral and proceeds of collateral to Secured Party at such place as Secured Party shall designate and Secured Party may dispose of the collateral in any commercially reasonable manner. Any notification required to be given by Secured Party to Debtor regarding any sale or other disposition of collateral shall be considered reasonable if mailed at least five

days before the sale or other disposition. In connection with any disposition of collateral, Secured Party may comply with the requirements of any applicable state or federal law or regulation, and such compliance shall not cause the disposition to not be commercially reasonable.

(b) The proceeds of any collection or disposition of collateral shall be applied first to expenses that Secured Party incurs in retaking, holding, preparing for disposition, processing, and disposing of the Collateral and to Secured Party's attorney fees and expenses, as provided in paragraph 8, and then to the indebtedness, and Debtor shall be liable for any deficiency remaining. Secured Party has no obligation to prepare or process any Collateral for sale or other disposition. If Secured Party sells any of the collateral on credit, Debtor will be credited only with payments that are actually made by the purchaser, received by Secured Party, and applied to the unpaid balance of the purchase price of the collateral. If the purchaser fails to pay for the collateral, Secured Party may again dispose of the collateral and apply the proceeds in accordance with this paragraph.

(c) On the occurrence of an event of default, as defined in paragraph 6 above, (i) without notice or demand to Debtor, Secured Party shall be entitled to notify Debtor's account debtors and obligors to make all payments directly to Secured Party, and Secured Party shall have the right to take all actions that Secured Party considers necessary or desirable to collect on the Collateral, including, without limitation, prosecuting actions against, or settling or compromising disputes and claims with, Debtor's account debtors and obligors; (ii) without notice or demand to Debtor, Secured Party may receive, open, dispose of, and notify the postal authorities to change the address of, mail directed to Debtor; and (iii) on demand by Secured Party, Debtor shall immediately deliver to Secured Party, at such place as Secured Party shall designate, all proceeds of the collateral and all books, records, agreements, leases, documents, and instruments evidencing or relating to the Collateral.

(e) If all or any part of the Indebtedness is not paid at maturity, Debtor, on Secured Party's demand, shall assign and transfer to Secured Party all of Debtor's right, title, and interest in and to all liquor, beer, and wine licenses and permits, dance permits or any other permits associated with Debtor's business subject to any applicable requirement that any state commission or other agency approve the assignment and transfer.

All rights and remedies of Secured Party shall be cumulative and may be exercised from time to time.

8. *Expenses.* Debtor shall reimburse Secured Party on demand for all attorney fees, legal expenses, and other expenses that Secured Party incurs in protecting and enforcing its rights under this agreement. This includes fees and expenses incurred in trying to take possession of collateral from Debtor, a trustee or receiver in bankruptcy, or any other person. Secured Party may apply any proceeds of collection

or disposition of collateral to Secured Party's reasonable attorney fees, legal expenses, and other expenses.

9. *Amendments and Waivers.* No provision of this agreement may be modified or waived except by a written agreement signed by Secured Party. Secured Party will continue to have all of its rights under this agreement even if it does not fully and promptly exercise them on all occasions. Debtor waives all defenses based on suretyship or impairment of Collateral. Without limiting the generality of the preceding sentence, (i) Secured Party may, at its option, (a) waive any default, or defer an action on any default; (b) extend or modify the time or manner of payment of the indebtedness or waive or modify any term or condition relating to the indebtedness; (c) release collateral or other security for the indebtedness; (d) release any person liable for any of the indebtedness, including any borrower or Guarantor; or (e) make advances or other extensions of credit secured by this agreement; all without giving Debtor notice or obtaining Debtor's consent; (ii) any such action by Secured Party will not release or impair its security interest in the collateral or Debtor's obligations under this agreement; (iii) Secured Party's security interest in the collateral and Debtor's obligations under this agreement will not be released or impaired if Secured Party fails to obtain, perfect, or secure priority of any other security for the indebtedness that is agreed to be given, or is given, by anyone else; and (iv) Secured Party is not required to sue on or otherwise enforce payment of the indebtedness or any other security before exercising its rights under this agreement.

10. *Notices.* Any notice to Debtor or to Secured Party shall be deemed to be given if and when mailed, with postage prepaid, to the address of Debtor or Secured Party appearing on the first page of this agreement, or if and when delivered personally.

11. *Other.* In this Agreement, maturity of any of the Indebtedness means the time when that Indebtedness has become due and payable, for any reason (including, for example, acceleration due to default or bankruptcy). The obligations of all persons signing this agreement as Debtor are joint and several, and the term "Debtor" refers to each and all such persons. This Agreement will be governed by, and interpreted according to, Delaware law.

12. *Binding Effect.* This Agreement shall be binding on and inure to the benefit of Debtor, Guarantor and Secured Party, and their heirs, personal representatives, successors, and assigns.

SECURED PARTY AND EACH DEBTOR IRREVOCABLY AND UNCONDITIONALLY WAIVES ITS, HIS, OR HER RIGHT TO A TRIAL BY JURY IN ANY ACTION, INCLUDING ANY CLAIM, COUNTERCLAIM, CROSS-CLAIM, OR THIRD-PARTY CLAIM (CLAIM) THAT IS BASED ON, ARISES OUT OF, OR RELATES TO THIS SECURITY AGREEMENT OR THE INDEBTEDNESS, INCLUDING, WITHOUT LIMITATION, ANY CLAIM BASED ON, ARISING OUT OF, OR RELATING TO ANY ACTION OR INACTION OF SECURED PARTY IN CONNECTION WITH ANY ACCELERATION OF THE INDEBTEDNESS OR ANY

ENFORCEMENT OF SECURED PARTY'S SECURITY INTEREST IN THE COLLATERAL.

Debtor and Secured Party have executed this Agreement on the date listed on the first page of this Agreement.

DEBTOR
Cotton Bay Holdings, Inc.

____
By: ALFRED E. ABIOUNESS, JR.
Its: Chairman of the Board

SECURED PARTY
Global Ventures Group, LLC

____
By: ROBERT M. FORTSON IV
Its: Member

CONFIRMATION OF ADVANCE UNDER REVOLVING PROMISSORY NOTE DATED SEPTEMBER 30, 2012

No. 1

Under the terms of the *Revolving Promissory Note* (the "Note") between Cotton Bay Holdings, Inc., a Delaware corporation ("Borrower") and Global Ventures Group, LLC, a Florida limited liability company ("Creditor"), the parties agreed that the principal amount associated with the "Note Obligation," as that term is defined, would be modified and adjusted pursuant to any executed *Confirmation of Advance*.

The execution of this *Confirmation of Advance* constitutes the acceptance by the parties to add the amount agreed upon below on the principal balance associated with the Note Obligation.

The parties agree that this *Confirmation of Advance* shall be cumulative to any past *Confirmation of Advance* documents agreed upon by the parties. The parties further agree that this *Confirmation of Advance* is merged into and incorporated into the Note.

Future Advance Amount: **$34,996.87**

Dated: **October 30, 2012**

The parties agree that this *Confirmation of Advance* cannot be orally agreed upon, and must be completed fully in order to be a confirmation of the parties' intent and to constitute a meeting of the minds.

AGREED:

BORROWER	CREDITOR
[signature]	[signature]
Cotton Bay Holdings, Inc.	Global Ventures Group, LLC
By: Alfred E. Abiouness, Jr.	By: Robert M. Fortson IV
Its: Chairman of the Board	Its: Member